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                                                                      EXHIBIT 21

                    CNA SURETY CORPORATION AND SUBSIDIARIES
                            AS OF DECEMBER 31, 2003

                          COMPANY                             INCORPORATED IN
                          -------                             ---------------
CNA Surety Corporation......................................        Delaware
Capsure Holdings Corp.  (f/k/a Nucorp, Inc.)................        Delaware
  Capsure Financial Group, Inc..............................        Oklahoma
     (f/k/a/ Nucorp Energy of Oklahoma, Inc.)
       NI Acquisition Corp..................................           Texas
       SI Acquisition Corp..................................           Texas
          Surewest Financial Corp...........................        Delaware
            Western Surety Company..........................    South Dakota
                 Surety Bonding Company of America..........    South Dakota
                 Troy Fain Insurance, Inc...................         Florida
                 Universal Surety of America................           Texas
       Universal Surety Holding Corp........................           Texas
De Montfort Group Limited...................................  United Kingdom